SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant [ ]
Filed by a Party Other than the Registrant [X]

Check the Appropriate Box
[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Nord Pacific Limited
(Name of Registrant as Specified In Its Charter)

Nord Resources Corporation
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee
[X]	No filing fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

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	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its Filing.
	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No:

	3)	Filing Party:

	4)	Date Filed:

INTRODUCTION
PROCEDURES FOR SIGNING AND RETURNING PROXY CARDS
REVOCATION OF PROXY
WHY YOU SHOULD REPLACE THE BOARD OF DIRECTORS
ADDITIONAL INFORMATION CONCERNING THE SHAREHOLDER NOMINEES
VOTING PROCEDURES AT THE 2003 ANNUAL MEETING
ADDITIONAL INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION
THE METHOD OF SOLICITATION OF PROXIES
CERTAIN INFORMATION ABOUT NORD PACIFIC LIMITED
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.
SCHEDULE 1

PRELIMINARY COPY: SUBJECT TO COMPLETION
MATERIAL DATED JANUARY 17, 2003

2003 ANNUAL MEETING OF SHAREHOLDERS OF
NORD PACIFIC LIMITED
FEBRUARY 15, 2003

PROXY STATEMENT
OF
NORD RESOURCES CORPORATION

     This Proxy Statement (“Proxy Statement”) and the enclosed WHITE proxy card are being furnished to you, the shareholders of Nord Pacific Limited, a New Brunswick corporation (the “Company”), in connection with the solicitation of proxies by Nord Resources Corporation (“Nord Resources”), John F. Champagne and Ronald A. Hirsch, who are acting together as a group (the “Shareholder Group”, “us” or “we”), for use at the 2003 annual meeting of the shareholders of Nord Pacific Limited and at any adjournments or postponements thereof (the “2003 Annual Meeting”).

     The Shareholder Group is soliciting proxies to take the following actions at the 2003 Annual Meeting:

(1)	to elect Messrs. John F. Champagne and Ronald A. Hirsch to the Board of Directors of Nord Pacific Limited, each to serve until the 2004 annual meeting of the shareholders of Nord Pacific Limited; and

(2)	to transact other business properly brought before the 2003 Annual Meeting, including matters not known to the Shareholder Group a reasonable time before the solicitation.

     Nord Resources has announced that the 2003 Annual Meeting of Nord Pacific Limited will be held at the Sheraton Old Town, 800 Rio Grande Blvd., NW, Albuquerque, New Mexico on Saturday, February 15, 2003, at 1:00 p.m., Mountain Standard Time. Nord Resources Corporation has announced that the record date (the “Record Date”) for determining shareholders entitled to notice of the 2003 Annual Meeting and any adjournments or postponements thereof is the close of business on December 30, 2002.

     The date of this Proxy Statement is January [      ], 2003. This Proxy Statement and the Form of Proxy are being sent or given to Nord Pacific Limited shareholders for the first time on or about January [      ], 2003.

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     As of the date of this Statement, the members of the Shareholder Group are, in the aggregate, the record or beneficial owners of 3,891,561 shares of common stock, without nominal or par value, of the Company (the “Common Stock”). The Company apparently contends that 16,614,816 shares of Common Stock are issued and outstanding. Based upon the Company’s contention, the 3,891,561 shares owned of record or beneficially by the Shareholder Group represent approximately 23.4 % of the Common Stock

     The Shareholder Group contends that 2,300,000 shares of the Common Stock were improperly issued to Company directors, officers, employees and consultants on or about April 4, 2002, and that holders of those shares will not be entitled to vote those shares at the 2003 Annual Meeting. If these 2,300,000 shares are not included in the calculation, the 3,891,561 shares of the Common Stock owned of record or beneficially by the Shareholder Group represent approximately 27.2 % of the issued and outstanding Common Stock. Additional information concerning the Shareholder Group and the other participants in the solicitation is set forth under the heading “ ADDITIONAL INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION”.

     THE ENCLOSED WHITE PROXY CARD MAY BE EXECUTED BY HOLDERS OF RECORD OF LAWFULLY ISSUED AND OUTSTANDING SHARES OF THE COMMON STOCK AS OF THE RECORD DATE. However, if a shareholder has transferred the ownership of any shares after the Record Date, the transferee will be entitled to vote those shares if the transferee establishes ownership of the transferred shares (by producing a share certificate in the transferee’s name or a properly endorsed share certificate, or otherwise) and demands, not later than 10 days before the meeting, that the transferee's name be included in the shareholder list. You are urged to sign and date the enclosed WHITE proxy card and return it in the enclosed envelope whether or not you plan to attend the 2003 Annual Meeting. Your last dated proxy card is the only one that counts, so return the WHITE proxy card even if you previously delivered another proxy card. We urge you not to sign or return any proxy card sent to you by the Company.

YOUR VOTE IS IMPORTANT TO ESTABLISH A QUORUM AND TO ELECT
DIRECTORS. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE
SIGN, DATE AND RETURN THE WHITE PROXY CARD, IN THE ENCLOSED
ENVELOPE, WITHOUT DELAY.

NORD RESOURCES CORPORATION
P.O. BOX 384
DRAGOON, ARIZONA, USA, 85609
EMAIL info@nordresources.com
TELEPHONE (520) 586-2241, FAX (520) 586-7020

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INTRODUCTION

     The 2003 Annual Meeting will be the first shareholders’ meeting since September 8, 2000. The current directors of the Company, in violation of their statutory responsibilities, have failed to call a shareholders’ meeting since that date. The 2003 Annual Meeting was called by Nord Resources because the current directors of the Company failed to call a shareholders meeting, despite a formal request from Nord Resources that they do so.

     At the 2003 Annual Meeting, three persons will be elected as directors of the Company to hold office until the 2004 Annual Meeting and until their successors have been elected and qualified or until their earlier death, resignation or removal.

     Nord Resources intends to nominate John F. Champagne and Ronald A. Hirsch (the “Shareholder Nominees”) for election as directors at the 2003 Annual Meeting. The Shareholder Nominees are highly qualified individuals with relevant experience and a comprehensive knowledge of mining, management and finance, that, in our view, far exceeds the experience and knowledge of the current directors. For more information regarding the Shareholder Nominees, please see the sections of this Statement entitled “WHY YOU SHOULD REPLACE THE BOARD OF DIRECTORS, Reason Number Three: The Shareholder Nominees Are Highly Qualified and Experienced” at page     ; “ADDITIONAL INFORMATION CONCERNING THE SHAREHOLDER NOMINEES” at pages     ; and “ADDITIONAL INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION” at pages     .

     The Board of Directors of the Company (the “Board”) currently consists of 3 directors. If all of the Shareholder Nominees are elected to the Board at the 2003 Annual Meeting, a majority of the Board will consist of directors nominated directly by the Shareholder Group.

     If you have any questions concerning this Proxy Statement or need help voting your shares, please call:

NORD RESOURCES CORPORATION
P.O. BOX 384
DRAGOON, ARIZONA, USA, 85609
EMAIL info@nordresources.com
TELEPHONE (520) 586-2241, FAX (520) 586-7020

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PROCEDURES FOR SIGNING AND RETURNING PROXY CARDS

     If you wish to give a proxy to the Shareholder Group to vote your shares, you must sign, date and return the enclosed WHITE proxy card to Nord Resources at the address set forth on the back page of this Proxy Statement, in the enclosed envelope, in time to be voted at the 2003 Annual Meeting.

     You, or your attorney authorized to do so in writing, must sign the WHITE proxy card. In the case of a shareholder that is a corporation or other legal entity, the WHITE proxy card must be signed under its seal, or by its officer or attorney thereof, duly authorized.

     If you wish to vote “FOR” the Shareholder Nominees, you must submit the enclosed WHITE proxy card and must NOT submit any other proxy card. If you have already returned another proxy card, you have the right to revoke it as to all matters which it covers and may do so by subsequently signing, dating and mailing the enclosed WHITE proxy card. ONLY THE LATEST DATED PROXY CARD WILL COUNT AT THE 2003 Annual Meeting. Execution of a WHITE proxy card will not affect your right to attend the 2003 Annual Meeting and to vote in person.

     Shares of Common Stock represented by a valid, unrevoked WHITE proxy card will be voted as specified. Shares represented by a WHITE proxy card where no specification has been made will be voted at the discretion of and in the manner determined by the Shareholder Group for the purpose of insuring the election of the greatest number of the Shareholder Nominees. The Shareholder Group will determine at the 2003 Annual Meeting how to exercise cumulative voting rights with respect to shares as to which a WHITE proxy card has been given, with the result that the votes represented by those shares may be allocated disproportionately among the Shareholder Nominees, in the sole discretion of the Shareholder Group. The Shareholder Group intends to vote the shares with the first priority of electing John F. Champagne as a director, and the second priority of electing Ronald A. Hirsch as a director.

     Although the Shareholder Group has no reason to believe that any of the Shareholder Nominees will be unable to serve as a director, if any one or more of the Shareholder Nominees is not available for election, the shares represented by the proxies received by the Shareholder Group will be voted for the election of additional nominees as may be proposed by the Shareholder Group. In addition, the Shareholder Group will nominate substitute or additional persons if the Company makes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the Shareholder Nominees.

     If any of your shares were held in the name of a brokerage firm, bank, bank nominee or other institution on December 30, 2002, the Record Date, only that institution can vote your shares and only upon its receipt of your specific instruction. Accordingly, please promptly contact the person responsible for your account at that institution and instruct that person to execute and return the WHITE proxy card on your behalf. You also should promptly sign, date and mail the voting instructions form (or WHITE proxy card) that your broker or banker sends

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you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, to revoke your proxy you will need to give appropriate instructions to that institution. IF YOU DO NOT GIVE INSTRUCTIONS TO YOUR BROKER OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED.

     Except as otherwise set forth in this Proxy Statement, the Shareholder Group is not aware of any other matter to be considered at the 2003 Annual Meeting. If you return a WHITE proxy card and any other matter is presented at the 2003 Annual Meeting, the persons named on the enclosed WHITE proxy card will vote your shares in accordance with their best judgment concerning that matter.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU
OWN.

PLEASE SIGN AND DATE THE WHITE PROXY CARD AND RETURN IT IN THE
ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE 2003
ANNUAL MEETING.

REVOCATION OF PROXY

     You have the right to revoke any proxy which you may give. You may revoke a proxy by signing a written instrument of revocation or by signing another proxy which bears a date later than the date of the proxy being revoked. An attorney authorized to do so in writing may sign the instrument of revocation or later dated proxy for you. The instrument of revocation or later dated proxy also must be deposited at a registered office of the Company on or before the last business day before the 2003 Annual Meeting (or the date of any adjournment) or deposited with the chairman of the 2003 Annual Meeting on the day of the meeting (or the date of any adjournment).

     If any of your shares were held in the name of a brokerage firm, bank, bank nominee or other institution on December 30, 2002, the Record Date, to revoke your proxy you will need to give appropriate instructions to those institutions.

     Although a revocation will be effective only if delivered to the Company, the Shareholder Group requests that a copy of all revocations be mailed to Nord Resources at the address on the back page of this Proxy Statement, so that the Shareholder Group will be aware of all revocations and can more accurately determine if and when the requisite proxies have been received.

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WHY YOU SHOULD REPLACE THE BOARD OF DIRECTORS

REASON NUMBER ONE: THE COMPANY IS FOUNDERING

     By the admission of Mark R. Welch, a director and the President and C.E.O. of the Company, it has been a “very difficult period of time, during which Nord Pacific was faced with liquidation”. In the recent past:

•	TeckCominco (one of the world’s major mining companies) decided pull out of a venture with the Company to develop the Tritton Copper Project, for reasons that included, according to Mr. Welch, “concerns about Nord Pacific’s viability and its ability to fund its share of the costs of the project”.

•	Straits Resources instituted foreclosure proceedings against the Company, to enforce obligations relating to the Tritton Copper Project.

•	As a result of foreclosure proceedings, the Company sold its interests in both the Tritton and Girilambone Copper Projects in a “forced sale”.

•	Proceeds from that sale were spent without the Company even making an attempt to prepare audited financial statements or to make required securities filings.

•	The Company stock was delisted from Canadian and U.S. exchanges.

•	The Company was unable to raise capital.

•	In the face of insolvency, the Company signed an agreement to sell controlling interests in its only substantial asset, its gold mining lease and exploration license in the Tabar Islands.

REASON NUMBER TWO: THE CURRENT DIRECTORS HAVE NOT ACTED IN THE BEST
INTEREST OF NORD PACIFIC OR ITS SHAREHOLDERS

Bad Management

     During the past year, the current directors and management have badly managed the affairs of the Company.

     Execution of Letter Agreement with PGM Ventures. The prime, and most disturbing, example of bad management is the decision by the current directors and management of the Company to enter into a Letter Agreement with PGM Ventures Corporation (“PGM”), by the terms of which the Company is to sell, at a fraction of their value, controlling interests in its mining lease and exploration

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license in the Tabar Islands, Papua New Guinea, which constitute in our view, the Company’s only significant assets.

•	The Company’s Interests: The Mining Lease. According to Company management, the mining lease ( known as Mining Lease 136 or “ML 136”) covers 2,560 hectares on Simberi Island, within the Tabar Islands in the Province of New Ireland, Papua New Guinea. Within this area are two types of gold resources: “oxide” resources which are found at or near the surface, and “sulfide” resources which are located in unweathered rock beneath the oxide zone.

In a letter to shareholders dated May 3, 2002 (the “Shareholder Letter”), Mark W. Welch, a director and the President and C.E.O. of the Company, reported that the “oxide” resources “will be sufficient to develop a profitable operation producing an average of around 40,000 ounces of gold per year for seven years at an average gold price of US$300 per ounce and at current foreign exchange rates. However, it is probable that additional resources will be delineated as operations proceed. And, of course, if the price of gold increases (or our operating costs can be reduced), some of the balance of the 740,000 ounces of identified gold resources are likely to become mining reserves.”

Referring to the “sulfide” resources in the same letter, Mr. Welch wrote: “It is the economic potential of these sulphides that has generated excitement among geologists and miners who have examined our data. Some of our drill intercepts are truly bonanza in grade and thickness. For example, two drill holes in close proximity at the Pigiput deposit encountered intercepts of about 15 feet in thickness, which assayed more than 4.0 ounces of gold per tonne. These are spectacular results and the potential exists to discover significant tonnage of high grade ore. These sulphide deposits represent extremely attractive exploration targets, with the potential for the discovery and development of a major gold province containing world-class deposits.”

He continues: “Independent geologists have estimated that the inferred resources in the Simberi sulphide deposits amount to approximately 750,000 ounces of contained gold based on drilling to date. None of the resources have been classified as reserves at this time, and more work needs to be done to establish their profitability.”

Mr. Welch concludes his discussion by stating: “In any event, the Tabar Islands gold occurrence are very significant and represent a tremendous opportunity for Nord Pacific and its investors and shareholders.”

•	The Company’s Interests: The Exploration License. According to the Company, the exploration license (known as Exploration License 609 or “EL 609”) covers substantially all of the other Tabar Islands and that portion of Simberi Island not covered by ML 136, an area of some 250 square kilometers (or 90 square miles).

In the Shareholder Letter, Mr. Welch writes: “We have been exploring in the Tabar Islands and especially on Simberi Island, since the mid 1980’s, and for good reason. The

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potential exists to discover world-class gold deposits similar to the nearby Lihir Island gold deposits located some 80 kilometers (about 48 miles) to the east in the same island chain (“the Lihir Corridor”). Most of the islands in the Corridor contain gold and copper deposits, which commence with Feni Island to the southeast, then trend to the northwest, ending with the Tabar Islands. Lihir, which is adjacent to the Tabar Islands, and is part of the chain, hosts resources in excess of 40 million ounces of gold, which are exceptionally large by any standard. The geology of the Tabar Islands is essentially the same as that found on Lihir and our exploration work has shown that gold mineralization is widespread throughout each of the main Tabar Islands. We have also discovered significant anomalous copper mineralization occurrences on Tatua and Tabar Islands, which clearly deserve additional investigation.”

He continues: “More than US$34 million has been spent by Nord Pacific and its former co-venturers on the Tabar Islands gold programs in exploration and development drilling, metallurgical testing and evaluation. This work has established resources of about 1,500,000 ounces of gold in surface oxides and in deeper sulphide deposits.”

•	The Letter Agreement. Under the terms of the Letter Agreement, in exchange for US$125,000, the Company sold to PGM options to purchase interests in ML 136 and EL 609. The ML 136 options may be summarized as follows:

•	an initial 25% interest for $250,000 to be paid to the Company: PGM purports to have exercised this option, by paying $250,000 into an escrow account

•	an additional 25% interest for expending, within 18 months, US$1,500,000 for “prefinancing and administrative costs, associated with the predevelopment phase of the oxide deposits within ML 136”: the option for this interest may be exercised on a pro rata basis if PGM spends more than US$1,000,000 but less than US$1,500,000

•	an additional 1% interest if PGM “completes arrangements for project financing subject to normal preconditions, such as availability of equity finance, permits, etc.”, when the project financing closes

•	additional interests, at the rate of 5% for each additional US$1,000,000 over and above $1,500,000 that PGM expends for “prefinancing and administrative costs”: the Company can prevent the exercise of this option by paying 49% of these additional costs

•	more interests, also at the rate of 5% for each additional US$1,000,000 that PGM provides to rectify any failure of the Company to pay a 49% share of the anticipated US$20,000,000 that will be required for development of the Simberi oxide deposits and construction/start up: the Company will not be diluted below 15%

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The options regarding EL 609 will be exercisable only if PGM has acquired a 50% interest in ML 136 and satisfied the requirements of the government of Papua New Guinea with respect to EL 609. The EL 609 options may be summarized as follows:

•	an initial 25% interest for expending, before December 31, 2006, at least US$1,000,000 for exploration, land compensation and project holding costs

•	an additional 25% for expending, before December 31, 2006, an additional US$1,000,000 for additional exploration, land compensation and project holding costs

•	an implied right to an additional 35%, perhaps exercisable incrementally, if and to the extent the Company fails to pay 50% of certain exploration costs, and PGM rectifies the Company’s failure

•	What is wrong with the Letter Agreement? The Letter Agreement has many problems, including the following:

•	The controlling interests of the Company in the Simberi gold deposits have been sold for a pittance. Based on Mr. Welch’s own statements in the Shareholder Letter that 280,000 ounces of gold can be produced at the rate of 40,000 ounces per year for 7 years, that capital costs will amount to US$20,000,000 and that production costs will amount to US$150 per ounce, and assuming, as Mr. Welch did, an estimated gold price of US$300 per ounce (well below the current market price), the gold available for production at ML 136 from the oxide resources alone will have a net value to the Company of some US$22,000,000. In addition, as Mr. Welch notes, if gold prices rise above US$300, some of the remaining 460,000 of identified oxide gold resources at ML 136 are likely to become mining reserves. The sulphide gold resources should also be taken into consideration when considering the value of ML 136. And yet, unless the transaction can be reversed, the current directors have sold a 25% interest in ML 136 for $375,000. A second 25% interest may be lost if PGM makes expenditures of only US$1,500,000 on behalf of the joint venture: these are expenditures, incidentally, which do not directly benefit the Company and which will be made in accord with a budget which PGM has the power to amend as it deems necessary. If the scenario contemplated by the Letter Agreement occurs, the Company will give up a controlling interest in the Simberi gold deposits for $375,000 cash, expenditures made and controlled by PGM, and financing that is closed on terms acceptable to PGM.

•	The Company may lose up to 85% of its interests in the Simberi gold deposits. This result could occur if Company is unable to raise US$9,800,000 as its share of the estimated US$20,000,000 that will be required for development and construction/start up. There are reasons to believe that the Company will not be able to raise US$9,800,000. To date, acting through its current directors and management, the Company has been unable to raise capital for the Simberi project. In the future, the

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Company will be competing with PGM to raise capital for the Simberi project. In this competition, PGM will be advantaged because it will be able to offer its investors an opportunity to participate in the group that has a controlling interest. By contrast, the Company will only be able to offer investors the opportunity to buy into a minority position, a position that will decrease if the full US$9,800,000 is not raised. Under these circumstances, a rational investor will invest with PGM, and the position of the Company in its own gold project will be diluted, possibly all the way down to 15%.

     Failure to Properly Prepare for and Make Decisions: During the past year, the directors failed to engage in fact finding or decision making processes appropriate to understand and resolve the business and financial problems facing the Company. We offer several examples of these failures.

•	The Directors Did Not Engage Competent and Credible Consultants. The Company and the directors faced problems which required capabilities not represented by the directors or current management. Among the most important problems was the need to generate financing in the private and public markets. The directors should have engaged competent and credible consultants to address these difficulties. Instead, they authorized the engagement of Herbert M. Campbell, II, a friend of Mr. Welch, to serve as a consultant, at the rate of $4,000 per month. Mr. Campbell’s conduct in his previous employment as Senior Vice President and General Counsel of Solv-Ex Corporation has been characterized by a Federal District Court Judge as “recklessly violative of the federal securities laws” (see SEC v. Solv-Ex. Corp., et al., No. Civ 98-860 BB/RLP (D. N.M.), Court’s Findings of Fact and Conclusions of Law, March 31, 2000, p. 38, ¶ 14). Moreover, he had been barred temporarily from practice before the U.S. Securities and Exchange Commission (the “SEC”). Mr. Campbell has appealed from these findings and decisions. Nevertheless, these facts alone should have disqualified him in the eyes of the directors, especially in light of the Company’s obvious need to seek additional funding in the private or public markets.

•	The Directors Did Not Require Audited Financials and Securities Filings. The directors should have insisted upon the preparation of audited financial records and the filing with the SEC of required reports. Proper and accurate financials are a necessity for informed management. Audited financials are and securities filings are a prerequisite to responsible and competent efforts to seek financing in private and public markets. According to minutes of the directors’ meetings, the absence of audited financial statements contributed to the suspension of the Company stock from Canadian and U.S. exchanges. Funds were available for these purposes: on May 27, 2002, some US$670,000 was paid to the Company in connection with its disposition of its interests in the Tritton and Girilambone copper projects. Nevertheless, audited financial statements were not prepared and securities filings were not brought current. Instead, the generous salaries of management were paid and personnel layoffs (in an essentially moribund Company) were avoided. To our knowledge, audited financial statements have not yet been prepared, nor have securities filings been brought current.

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•	The Directors Did Not Consider All Alternatives. The directors should have considered all available alternatives for resolving the financial and business problems faced by the Company. These alternatives should have included: interim measures to conserve the assets of the Company while a comprehensive strategy was developed; a reduction in salaries (Mr. Welch, for example, is believed to have collected a salary on the order of US$141,200 per annum); lay offs or mandatory leaves of absence; suspending operations (the gold deposits would not have disappeared); creative, systematic and competent searches for funding; waiting three weeks for Nord Resources to complete legal proceedings which until then had impaired its ability to offer assistance to the Company. It is difficult to know exactly what the directors did consider. Evidently there were only four meetings of the directors in 2002 (the last on April 29, 2002) and a written consent in lieu of a meeting on September 20, 2002. The minutes of the directors’ meetings refer, at times, to “numerous” or “regular” telephone conversations which took place among the directors. The minutes do indicate that the subject of financing and cost control were discussed. However, except for the preparation of an Information Memo by an outside party and an inept, internally conducted attempt to find funding, the directors did not require, and the Company did not effect, any alternatives that would have preserved the Company’s assets while a well considered strategy was developed and executed.

•	The Directors Did Not Properly Evaluate the PGM Offer or Letter Agreement. The directors should have required that the offer from PGM and the Letter Agreement be subjected to stringent due diligence and close analysis by experienced professionals. To our knowledge, neither the directors nor management, nor any third person on their behalf: engaged in appropriate and competent due diligence with respect to PGM or its principals; required appropriate financial advisors to prepare a fairness opinion or otherwise evaluate the financial terms of the offer made to the Company by PGM; engaged appropriate advisors or counsel to negotiate or evaluate the real effect of the offer or the Letter Agreement; engaged legal counsel to evaluate the offer of Letter Agreement.

     Failure to Cut Costs or to Allocate Resources. During the past year, the directors apparently did not insist on appropriate cost cutting measures and did not oversee the allocation of the Company’s resources. Although the directors’ minutes acknowledge serious financial problems affecting the Company, there is no indication that the directors required costs to be cut or resources to be allocated to priority items. There is no indication that a budget was adopted. Rather, at the directors meeting of February 25, 2002, the board relinquished to Mark R. Welch sole responsibility for allocating and spending the proceeds (which amounted to US$670,000) expected to be realized upon the Company’s disposition of its interests in the Tritton and Girilambone copper projects.

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Disregard of Corporate and Securities Law

     During the past year, the directors failed to require the Company to comply with the requirements of corporate and securities law.

     Failure To Produce Audited Financial Statements. The directors did not require that audited financial statements be prepared. Applicable securities laws of the United States require the annual preparation of audited financial statements. Even after the Company received some US$670,000 in connection with the disposition of its interests in the Tritton and Girilambone copper projects, the directors failed to require the preparation of audited financial statements. According to minutes of the directors’ November 19, 2001 meeting failure to produce audited financial statements was responsible for the suspension of trading of the Company’s stock on Canadian and U.S. exchanges. We believe that this failure also contributed to the ineffectiveness of the Company’s attempt to find financing.

     Failure To Make Securities Filings. The directors did not require that legally mandated reports be prepared and filed with the SEC. Even after the Company received some US$670,000 in connection with the disposition of its interests in the Tritton and Girilambone copper projects, the directors failed to require the preparation and filing of the reports. Applicable securities laws of the United States require the preparation and filing, on a quarterly, annual and periodic basis, of reports intended to inform shareholders and the market about the operation and finances of the Company. In the absence of these reports, it is extremely difficult for most shareholders to inform themselves about a company. Instead of filing all required reports, the Company occasionally issued self-serving press releases and shareholder letters, some of which were filed with the SEC under Form 8-K. The directors also failed to require the registration of 2.3 million shares of Common Stock issued in April, 2003. We assume that the directors’ failure to require compliance with the securities laws was partially responsible for the suspension of trading of the Company’s stock on Canadian and U.S. exchanges. We believe that it also contributed to the ineffectiveness of the Company’s attempt to find financing.

     Failure To Call Shareholders Meetings. For more than two years the directors failed to call an annual shareholders’ meetings on their own initiative, and refused to call one when specifically asked to do so by Nord Resources in October of 2002. Applicable law requires the directors to call annual shareholders’ meetings no later than 15 months from the previous meeting. It also requires that the directors call a shareholders’ meeting when requested to do so by a holder of not less than 10% of the issued shares. One of the principal functions of an annual shareholders’ meeting is to elect directors. The failure of the directors to call annual shareholders’ meetings has the obvious effect of permitting the directors to remain in control of the Company, regardless of the shareholders’ desires or interests.

     Failure To Obtain Shareholder Approval Of Letter Agreement. The directors did not seek shareholder approval of the Letter Agreement. Under applicable law, the sale, lease or exchange of all or substantially all of the property of a corporation, other than in the ordinary course of business, requires the approval of the shareholders. The Letter Agreement contemplates a sale of a 51% interest in the Simberi gold project and a 50% interest in the Tabar Islands exploration license, and creates circumstances under which a sale of an 85% interest in both the Simberi gold project and the Tabar Islands exploration license is may occur. This, in our

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view, constitutes a sale of all or substantially all of the Company’s property. The directors knew that its principal shareholder, Nord Resources Corporation, was adamantly opposed to the sale. We believe they feared that the shareholders would not approve the sale. The failure of the directors to submit the Letter Agreement to shareholder approval, again, had the effect of permitting the directors to manage the Company without regard to shareholders’ rights.

     Improper Issuance of 2.3 Million Shares to Insiders and Others. On February 25, 2002, the directors authorized the issuance of 2.3 million shares to Company insiders and others. These shares constituted more than 16% of the previously issued and outstanding Common Stock. To themselves, they authorized the issuance of a total of 1.2 million shares: 400,000 each. To Herbert Campbell, they authorized the issuance of 200,000 shares. To other Company employees and consultants, they authorized the issuance of a total of 900,000 shares. The shares were issued on or about April 4, 2002. The consideration for these shares was nothing more than continued service to the Company through December 31, 2002. Under applicable law, shares can be issued only if fully paid in money, property or past services. Further, under applicable law, existing shareholders have preemptive rights. We believe that the 2.3 million shares were improperly issued and authorized, in disregard of existing law and the preemptive rights of existing shareholders.

Self Dealing

     Grants of 1.2 Million Shares to Directors. On February 25, 2002, the directors authorized the issuance to themselves of 1.2 million shares, in the aggregate. These shares constituted more than 8% of the previously issued and outstanding Common Stock . The consideration for these shares was continued service to the Company through the end of 2002. Given that the Company then was foundering, and would soon have to go to outside sources for additional financing, this act of self enrichment defies understanding. We believe that it constitutes improper self dealing. It is noteworthy that, having thus attempted to enrich themselves, the directors then neglected to file required securities reports that would have disclosed their self-generosity. The issuance of the 2.3 million shares, of which the 1.2 million shares were a part, finally was revealed in a disclosure buried at the end of the fifth page of the Shareholders Letter dated May 3, 2002, amidst a welter of detail about the Tabar Islands and the Simberi gold project.

     New Severance and Retirement Package for Mark R. Welch. On or about November 19, 2001, the directors approved new severance and retirement benefit agreements for the benefit of Mark R. Welch. Minutes of directors meetings indicate that severance and retirement benefit agreements for the benefit of Mr. Welch already existed. No explanation for the revision to the agreements has been provided by the directors. The terms of the agreements are not available to the shareholders because the Company has failed to make required securities filings and the agreements were not mentioned in the Company’s informal communications with shareholders. We assume that the new agreement operated to the benefit of Mr. Welch and the detriment of the Company. We believe that in light of the Company’s difficult financial position, and the generous salary already being provided to Mr. Welch, the directors had no reasonable justification for granting new severance and retirement benefit agreements.

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     Shareholders should be aware of the possibility that the severance or retirement benefits agreements may contain provisions which become effective in the event the Shareholder Nominees are elected as directors, and that these provisions, if enforced, may operate to the benefit of Mr. Welch and the detriment of the Company.

     Excessive Salary for Mark R. Welch. The salary of Mark R. Welch and other Company executives is not known because the Company has not made required filings with the SEC. Based on a filing made in September, 2000, we believe that Mark R. Welch is being paid some US$141,120 per annum as a base salary for serving as the President and C.E.O. We understand this salary was established several years ago at a time when Mr. Welch was apparently performing services for both the Company and Nord Resources. In our view, this salary is excessive, especially in light of the Company’s financial difficulties and the fact that it has had only minimal operations.

     Changing Quorum Requirements. On or about November 12, 2002, the directors attempted to increase the requirements for a quorum at a shareholders meeting by purporting to amend the by-laws. The purported amendment increases the quorum requirement to a majority of the issued and outstanding shares, present in person or by proxy. Regardless of the merits of the attempted amendment, the timing is suspect. The directors adopted the amendment only after Nord Resources Corporation requested that an annual shareholders meeting be called. As to the merits: with public companies, it is difficult to gather holders of a majority of the issued and outstanding shares, even when the Company has called the meeting and is able to enlist the assistance of its stock transfer agent. It is even more difficult when the meeting has been called by shareholders who cannot require the cooperation of the transfer agent. We believe the directors cynically attempted to increase the quorum requirements because they wanted to hold onto their seats as directors, regardless of the will of the shareholders.

REASON NUMBER THREE: THE SHAREHOLDER NOMINEES ARE
HIGHLY QUALIFIED AND EXPERIENCED

     The Shareholder Nominees are persons of integrity who will bring to the Board a comprehensive array of relevant skills and knowledge in the fields of mining, management and finance. They are independent of the Company’s current management, and are committed to the highest standards of corporate governance and accountability and to the maximization of shareholder value.

     John F. Champagne. John F. Champagne, age 50, is a recognized mining and management expert with twenty eight years of directly relevant experience at the highest levels.

     From 1991 to November 1995, Mr. Champagne was the President of Magma Metals Company, one of the world’s largest “flash” smelting copper smelters and most sophisticated metallurgical complexes. In this position, he had operational and commercial responsibility, and directed some 1,000 hourly workers, organized by ten major labor unions, and salaried

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employees in the production of high quality electro-refined copper from Magma’s own mines and sources around the world. He also led the restructuring of the organization, converting it from a rigid, seven layered “command and control” system into a flexible three-layered system that was developed and implemented in part by a group comprised of hourly and salaried employees. Earlier, from 1988 through 1991, he served as the Vice President, Commercial for Magma, and in this capacity created a new marketing and sales organization. He was featured in Forbes Review of American Business as a pioneer in the development of the Asian export market for U.S. copper: “Champagne and Copper Do Mix”, January 7, 1991.

     Currently he is Chairman of the Board of Directors and the President and C.E.O. of Nord Resources Corporation, a reporting company. He assumed these positions following the complete turnover of the management and board resulting in part from a successful shareholders’ derivative suit brought against the then current management and directors. In these positions, Mr. Champagne resolved significant environmental issues which had hampered Nord Resources, and led Nord Resources through a complex legal proceeding involving a strategic bankruptcy filing (necessitated by the law regarding Rabbi Trusts), an arbitration and a civil lawsuit, to force the return of cash which previous management had attempted to secret for its benefit in so called “Rabbi Trusts”. Ultimately, the bankruptcy proceeding was dismissed and the arbitration and civil litigation were successfully concluded, as some $5,000,000 (out of some $6,000,000 in the Trusts) were returned to or applied for the benefit of Nord Resources and its creditors. From November, 2000, when he initially became a member of the Board of Directors, through and until December 31, 2002, Mr. Champagne deferred all compensation in order to promote Nord Resource’s recovery. He continues to defer compensation for services as a director, and a significant portion of his compensation for services as an officer, for the same reason.

     From February 1996 through January 2001, Mr. Champagne served as President and Chief Operating Officer of Global Mineral and Metals Corporation, a privately held metals trading company with very substantial assets and principal offices in London, Sydney, Santiago, Johannesburg, Hong Kong and Beijing, that specializes in transactions involving the financing and international trading of “physical” refined copper and copper concentrates, aluminum and other metals. He has taken an indefinite, unpaid leave of absence from Global Mineral and Metals, in order to devote full time to Nord Resources.

     From August 1998 through July 1999 Mr. Champagne was a consultant to Kaiser Aluminum Corporation (KLU), reporting directly to the President and C.E.O., Ray Milkovitch, with respect to a confidential project involving major corporate restructuring.

     From December, 1995 through December, 2000, Mr. Champagne was a consultant to China National Non-Ferrous Metal Industry Corp. (CNNC), one of the three largest industrial groups in China, the chairman of which reported directly to the State Council, the highest executive body under the constitution of the Peoples Republic of China. Mr. Champagne made a detailed study of the principal copper production facilities throughout the country, and submitted a report, key recommendations of which were adopted by CNNC. He also recommend a plan for

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supplying imported refined copper cathodes to the Chinese strategic stockpile: his plan led to a major supply transaction for refined copper for which GMMC acted as the seller in 1996.

     From March 1998 through April 1999, Mr. Champagne served as a Director and Non-Executive Chairman of Summo Minerals Corporation, a company involved in copper mining and exploration. During this period, Summo purchased the Johnson Camp Mine and SX/EW plant in Dragoon, Arizona, after successfully concluding extensive negotiations with the Arizona Department of Environmental Quality to develop a unique consent agreement that would allow the company to bring the mine and plant into compliance with environmental regulations while redeveloping the project. Summo also conducted, through independent experts, an economic feasibility analysis of the mine.

     Mr. Champagne’s other engagements have included serving as the President of Cargill Metals Division (1982-1988); the Managing Director of the London Office of Cargill Metals Division (1978-1982), and the Manager of the Refined Copper Department at C. Tennant, Sons & Co. of New York, Inc. (1974-1978).

     Mr. Champagne was awarded, simultaneously, an M.S. in Mineral Economics and a B.A. from the School of Earth Sciences, Stanford University in 1974. During the past five years he has been a member of or associated with the U.S. Department of Commerce Trade Policy Coordinating Committee, a Director of the International Copper Association, Ltd., a Director of the New York Copper Club; the American Institute of Mining and Petroleum Engineers, and the Society of Mining, Metallurgy and Exploration, where he was named a Distinguished Lecturer in 2001. His work has been recognized by the Harvard Business School, the U.S. Department of Labor, the USA Today/ Rochester Institute of Technology Quality Cup; U.S. Congressional leaders, and respected authors and management consultants, including Jon Katzenbach and Doug Smith, The Wisdom of Teams (video), Harvard Management Productions, 1996, and Taking Charge of Change, Douglas K. Smith, Addison Wesley Publishing, 1996.

     Mr. Champagne holds no positions with Nord Pacific Limited.

     Ronald A. Hirsch. Ronald A. Hirsch, age 59, has been involved in investments, investment banking and finance for more than thirty years.

     Currently, he is the President and C.E.O. of Hirsch Enterprises, a private venture capital firm which specializes in start-ups and highly speculative investments. The firm also maintains positions in NASDAQ and other listed securities.

     For twenty years, from 1977 to 1997, Mr. Hirsch was with Lehman Brothers, New York City, where he was a Senior Vice President for Investments. In this position, he was personally responsible for raising over US$250 million dollars of risk capital, and managed the accounts of more than 1,000 clients, many of whom were prominent. He was involved in money management, research and banking.

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     From 1972 to 1977, Mr. Hirsch was a Senior Vice President at Dean Witter & Company, New York City, where he operated as an options specialist and investment consultant. During this period, he also acted as a lecturer.

     As a young man, Mr. Hirsch held positions as a Vice President at Thompson McKinnon Auchinloss, New York City, and as an assistant to the chief economist at Aubrey G. Lanston & Company. At age 24, he was the youngest branch manager in the history of Continental Insurance.

     Mr. Hirsch was awarded a B.A. in Economics from Michigan State University, and pursued graduate studies at the Graduate School of Finance, New York University. He served in the armed forces in the Viet Nam era, and was honorably discharged.

     Mr. Hirsch also is a director of Nord Resources, a reporting company. He assumed this positions following the complete turnover of the management and board resulting in part from a successful shareholders’ derivative suit brought by Mr. Hirsch and others against the then current management and directors of Nord Resources.

     Mr. Hirsch holds no positions with Nord Pacific Limited.

ADDITIONAL INFORMATION CONCERNING THE SHAREHOLDER NOMINEES

Legal Proceedings

     Derivative Action Against Current Directors of the Company. On December 31, 2002, Nord Resources and Ronald A. Hirsch filed a shareholders’ derivative action against the current directors of Nord Pacific Limited. John F. Champagne is the President and C.E.O. of Nord Resources. The action was filed in the Second Judicial District Court for the County of Bernalillo, State of New Mexico, as Cause No. CV-2002-09148 and is styled “Nord Resources Corporation and Ronald A. Hirsch, on behalf of Nord Pacific Limited, vs. Mark R. Welch, Lucille Lansing, John B. Roberts, a/k/a John L. Roberts, individually and as directors of Nord Pacific Limited”. The derivative action seeks restraining orders, rescission of certain transactions, and damages for the current directors’ alleged breach of fiduciary duties. This action is brought on behalf of the Company. Accordingly, the Shareholder Group believes it is not adverse to, but rather serves the best interest of, the Company.

     Legal Proceedings to Recover Assets of Rabbi Trusts. During the time that Mr. Champagne has been its President and C.E.O., Nord Resources pursued a complex legal strategy to recover some US$6,000,000 held under so called “Rabbi Trusts” which had been established by previous management of Nord Resources for their individual benefit. The strategy involved a voluntary bankruptcy filing(necessitated by the law regarding Rabbi Trusts) followed by a related civil proceeding in the United States District Court, and an intervening arbitration. Ultimately, the bankruptcy proceeding was dismissed, and the arbitration and civil action were resolved successfully, with resulting distributions of some US$5,000,000 made from the Rabbi Trusts to or for the benefit of Nord Resources and its creditors.

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     Derivative Action Against Former Directors of Nord Resources. In April, 2000, three shareholders of Nord Resources, including Mr. Hirsch, filed a shareholders’ derivative action on behalf of Nord Resources against certain directors of Nord Resources, including some who also served as directors of the Company. The resolution of the action involved the resignation of the directors and management of Nord Resources, their replacement by Messrs. Champagne and Hirsch, and the related resignation of certain directors and officers of the Company.

Compensation

     No Compensation from the Shareholder Group. The Shareholder Nominees will not receive any compensation from the Shareholder Group for agreeing to be nominated by the Shareholder Group or, if elected, for their services as directors of the Company. Mr. Champagne is entitled, however, to compensation from Nord Resources for his service as a director and officer of that corporation, and Mr. Hirsch similarly is entitled to compensation for his service as a director of Nord Resources. From November, 2000, when he initially became a member of the Board of Directors, through and until December 31, 2002, Mr. Champagne deferred all compensation in order to promote Nord Resource’s recovery. He continues to defer compensation for his services as a director, and a significant portion of his compensation for services as an officer, for the same reason. Mr. Hirsch likewise has deferred the receipt of any compensation for service as director to Nord Resources. In addition, John F. Champagne and Ronald A. Hirsch, as directors of Nord Resources, are entitled to be indemnified against certain costs and liabilities arising from or relating to their participation in this solicitation or their service, if elected, as directors of the Company, at the request of Nord Resources.

     Compensation from Company for Service as Director. According to the Company’s definitive proxy statement for its 2000 Annual Meeting, filed with the SEC on August 7, 2000. Directors who are not otherwise employed by the Company receive US$1,000 per calendar quarter and $500 for attending each in-person meeting of the Board. If elected, the Shareholder Nominees expect to consider revisions to Company policies regarding director compensation and do not intend to accept cash compensation for their services as directors until the financial position of the Company justifies it. The Shareholder Nominees, if elected, do expect to arrange to be covered by a policy of officer and director liability insurance which will be purchased by the Company.

VOTING PROCEDURES AT THE 2003 ANNUAL MEETING

     The Company has one class of voting securities, namely the Common Stock. Each share of Common Stock that is properly issued and outstanding entitles the holder to one vote at a meeting of shareholders.

     The Company apparently contends that 16,614,816 shares of Common Stock are issued and outstanding. If the Company is correct, the number of votes to which the holders of Common Stock are entitled, in the aggregate, is 16,614,816.

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     The Shareholder Group contends that 2,300,000 shares of the Common Stock were improperly issued to Company directors, officers, employees and consultants on or about April 4, 2003, and that holders of those shares will not be entitled to vote those shares at the 2003 Annual Meeting. If the Shareholder Group is correct, the number of votes to which the holders of Common Stock are entitled, in the aggregate, is 14,314,816.

     The record date (the “Record Date”) for determining shareholders entitled to notice of the 2003 Annual Meeting and any adjournments or postponements thereof is the close of business on December 30, 2002. Shareholders entitled to receive notice of the 2003 Annual Meeting will be entitled to one vote for each share of Common Stock, properly issued and outstanding, held by that shareholder as of the Record Date. However, if a shareholder has transferred the ownership of any shares after the Record Date, the transferee will be entitled to vote those shares if the transferee establishes ownership of the transferred shares (by producing a share certificate in the transferee’s name or a properly endorsed share certificate, or otherwise) and demands, not later than 10 days before the meeting, that the transferee’s name be included in the shareholder list.

     On or about November 12, 2002, the current directors purportedly increased the quorum requirements for a shareholders meeting. Previously, the requirement had been two shareholders entitled to vote, present in person or by proxy. The purported, increased requirement is a majority of the issued and outstanding shares, present in person or by proxy. The Shareholder Group contends that the attempt by the current directors to increase the quorum was motivated principally by their desire to retain office, and is invalid and of no effect.

     Shareholders entitled to vote at an election of directors have cumulative voting rights. That is, shareholders have the right to cast a number of votes equal to the number of shares of Common Stock, properly issued and outstanding, held by them, multiplied by the number of directors to be elected. Three directors are to be elected at the 2003 Annual Meeting. Thus, by way of example, at the 2003 Annual Meeting, a shareholder with 1,000 shares of Common Stock, properly issued and outstanding, will be entitled to cast 3,000 votes. Shareholders will be entitled to cast all votes in favor of one candidate, or to distribute those votes among the candidates, in any manner. If a shareholder votes for more than one candidate without specifying the distribution of the votes, that shareholder will be deemed to have distributed the votes equally among the candidates for whom the shareholder votes.

     The Shareholder Group is soliciting authority to exercise your cumulative voting right on a discretionary basis. That is, at the 2003 Annual Meeting, the Shareholder Group will determine how to exercise cumulative voting rights with respect to the shares as to which a WHITE proxy card has been given, with the objective of electing the Shareholder Nominees.

     A separate vote will be taken with respect to each candidate nominated for director, unless a resolution is passed unanimously permitting two or more persons to be elected by a single vote. If the number of candidates nominated for director exceeds the number of positions to be filled, the candidates who receive the least number of votes will be eliminated until the number of candidates remaining equals the number of positions to be filled.

PRELIMINARY PROXY STATEMENT
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ADDITIONAL INFORMATION CONCERNING THE
PARTICIPANTS IN THE SOLICITATION

     This solicitation of proxies is made by the Shareholder Group, not Nord Pacific Limited. The participants in this solicitation are Nord Resources Corporation, a Delaware corporation; John F. Champagne, a director and the President and Chief Executive Officer of Nord Resources Corporation; and Ronald A. Hirsch, a shareholder of Nord Pacific Limited and a director of Nord Resources Corporation.

     Nord Resources Corporation, a New Brunswick, Canada corporation, with a principal business address of P.O. Box 384, Dragoon, Arizona, USA, 85609, is a diversified natural resources mining and exploration company. Nord Resources is the record and beneficial owner of 3,697,561 shares of the Common Stock. It has not purchased or sold any Common Stock within the past two years. Nord Resources intends to vote its shares of Common Stock for the Shareholder Nominees. It, John Champagne and Ronald A. Hirsch have agreed to participate in this solicitation. Otherwise, Nord Resources is not, and within the past year was not, a party to any contract, arrangement or understanding with any person with respect to any securities of Nord Pacific Limited, including but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. During the past two years, neither Nord Resources Corporation nor its associates have had a direct or indirect material interest in any transaction or proposed transaction to which Nord Pacific Limited was a party. Except as otherwise discussed in this Proxy Statement, neither Nord Resources Corporation nor any of its associates has any arrangement or understanding with any person with respect to any future employment by Nord Pacific Limited or its affiliates (other than Nord Resources Corporation) or any future transactions to which Nord Pacific Limited or any of its affiliates (other than Nord Resources Corporation) will or may be a party.

     John F. Champagne’s principal business address is P.O. Box 384, Dragoon, Arizona, USA, 85609. He is not the record owner of any shares of the Common Stock of the Company, and has not purchased or sold any Common Stock within the past two years. However, because he is a director and the President and C.E.0. of Nord Resources, he may be deemed to be the indirect beneficial owner of all shares of the Common Stock held by Nord Resources: the foregoing shall not be deemed an admission by Mr. Champagne, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, that he is the beneficial owner of any of the Common Stock held by Nord Resources. He, Nord Resources and Ronald A. Hirsch have agreed to participate in this solicitation. Otherwise, he is not, and within the past year was not, a party to any contract, arrangement or understanding with any person with respect to any securities of Nord Pacific Limited, including but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of

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profit, division of losses or profits, or the giving or withholding of proxies. During the past two years, neither Mr. Champagne nor his associates have had a direct or indirect material interest in any transaction or proposed transaction to which Nord Pacific Limited was a party. Except as otherwise discussed in this Proxy Statement, neither he nor any of his associates has any arrangement or understanding with any person with respect to any future employment by Nord Pacific Limited or its affiliates (other than Nord Resources) or any future transactions to which Nord Pacific Limited or any of its affiliates (other than Nord Resources) will or may be a party.

     Ronald A. Hirsch’s principal business address is 223 N. Guadalupe, Box 153, Santa Fe, New Mexico, USA, 87501. He is the beneficial owner of 194,000 shares of the Common Stock of the Company. However, because he is a director of Nord Resources, he may be deemed to be the indirect beneficial owner of all shares of the Common Stock held by Nord Resources: the foregoing shall not be deemed an admission by Mr. Hirsch, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, that he is the beneficial owner of any of the Common Stock held by Nord Resources. His purchase and sales of Common Stock during the last two years are described in Schedule 1, attached. Mr. Hirsch intends to vote his shares of Common Stock for the Shareholder Nominees. He, Nord Resources and John Champagne have agreed to participate in this solicitation. Otherwise, he is not, and within the past year was not, a party to any contract, arrangement or understanding with any person with respect to any securities of Nord Pacific Limited, including but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. During the past two years, neither Mr. Hirsch nor his associates have had a direct or indirect material interest in any transaction or proposed transaction to which Nord Pacific Limited was a party. Except as otherwise discussed in this Proxy Statement, neither he nor any of his associates has any arrangement or understanding with any person with respect to any future employment by Nord Pacific Limited or its affiliates (other than Nord Resources Corporation) or any future transactions to which Nord Pacific Limited or any of its affiliates (other than Nord Resources Corporation) will or may be a party.

THE METHOD OF SOLICITATION OF PROXIES

     The solicitation will be made through the mail or by courier service, principally, but may be supplemented as deemed necessary by the Shareholder Group, by personal telephone conversations and meetings with individuals who are the record or beneficial owners of shares of the Common Stock or otherwise are in a position to influence proxy decisions of record or beneficial owners. The solicitation will be effected by individual members of the Shareholder Group, and regular employees of Nord Resources, none of whom will receive additional or special compensation for such solicitations.

     The Shareholder Group will request banks, brokerage firms, and other custodians, nominees and fiduciaries to forward all of the solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. We will reimburse these record holders for

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customary clerical and mailing expenses incurred by them in forwarding these materials to the beneficial owners

     We estimate that the costs of this solicitation, including expenditures for printing, postage, legal and related expenses will be approximately [$ ____ Total costs incurred to the date of this Proxy Statement by the Shareholder Group in connection with this solicitation, exclusive of the costs of the 2003 Annual Meeting, have been approximately [$ ____ ]. These costs do not include costs represented by salaries and wages of regular employees and officers of Nord Resources.

     The costs of the solicitation initially will be borne by Nord Resources, which intends to seek reimbursement of the costs from the Company. The question of reimbursement will not be submitted to a shareholder vote.

CERTAIN INFORMATION ABOUT NORD PACIFIC LIMITED

     Nord Pacific Limited is a corporation continued under the laws of the Province of New Brunswick, Canada. The mailing address of the principal executive offices of Nord Pacific Limited is 2727 San Pedro Drive, NE, Albuquerque, NM 87110.

     Nord Pacific Limited is subject to the reporting requirements of the Securities Exchange Act of 1934 and accordingly is obligated to file reports, registration statements, proxy statements, and other information with the SEC. Reports, registration statements, proxy statements, and other information filed by Nord Pacific Limited with the SEC can be inspected and copied at the public reference room facilities maintained by the SEC at the Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Documents filed electronically by Nord Pacific Limited also are available at the SEC’s web site: http://www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table is intended to provide information, as of December 18, 2002, regarding the ownership of outstanding Common Stock by persons who are the beneficial owners of more than 5% of the Common Stock. Except for the information related to shareholders who comprise the Shareholder Group, the information presented in the table is based upon information contained in shareholder lists dated December 18, 2002 and presented to the Shareholder Group by Nord Pacific Limited, and an instrument entitled “Nord Pacific Limited Information Memorandum”, apparently prepared by Nord Pacific Limited in conjunction with Warrama Consulting Pty Ltd, dated August 2002. Except for the information presented in the shareholder lists and the Information Memorandum, the Shareholder Group has no information about the holdings of shareholders other than those who comprise the Shareholder Group. Except as otherwise indicated, beneficial ownership is held directly, to the knowledge of the Shareholder Group.

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			Percent of
Name and Address of	Amount and Nature of		Class
Beneficial Owner	Beneficial Ownership(1)		(2)	(3)

Nord Resources Corporation
P.O. Box 384,
Dragoon, AZ
USA, 85609	3,697,561	(4)	25.8	22.3

John F. Champagne
P.O. Box 384,
Dragoon, AZ
USA, 85609	3,697,561	(4,5,6)	25.8	22.3

Ronald A. Hirsch
223 N. Guadalupe, Box 153
Santa Fe, NM
USA, 87501	3,891,561	(4,5,6)

TeckCominco Metals Ltd.
500-200 Burrad Street, Suite 500
Vancouver, BC Canada
V6C 3L7	1,354,013	(4)	9.6	8.1

Mineral Resources
Development Company
P.O. Box 1076
Port Moresby
Papua, New Guinea	786,400	(4)	5.5	4.7

(1) A person is deemed to be the owner of securities that can be acquired by that person within 60 days of the date of this table upon exercise of warrants or options. Each beneficial owner’s percentage ownership is determined by assuming that options or warrant that are held by that person and that are exercisable within 60 days of the date of this table have been exercised.

(2) Reflects the percentage of the class based upon a calculation which does not include the 2,300,000 restricted shares issued to directors, officers, employees and consultants on or about April 4, 2002. Nord Resources and Ronald A. Hirsch contend that, under Section 27 of the New Brunswick Business Corporations Act, all shareholders of record as of February 25, 2002, (including Nord Resources Corporation, Mr. Hirsch, Teck Cominco Metals Ltd. and Mineral Resources Development Company) have a preemptive right to purchase a portion of these 2,300,000 shares, as nearly as practicable in such proportions as would, if the preemptive right were exercised, preserve their respective relative unlimited dividend rights and voting rights, at a price or prices not less favorable than those at which these shares were awarded to others.

(3) Reflects the percentage of the class based upon a calculation which includes the 2,300,000 restricted shares issued to directors, officers, employees and consultants on or about April 4, 2002.

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(4) None of Nord Resources, Mr. Hirsch, or Mr. Champagne has any right to acquire any Common Stock within sixty days, from options, warrants, rights, conversion privilege or similar obligations. The Shareholder Group does not know whether any other listed shareholder has any such right. If the Shareholder Group's contention that then current shareholders were entitled to preemptive rights in the 2,300,000 restricted shares authorized on or about February 25, 2002 and issued on April 4, 2002, is correct, Nord Resources, Mr. Hirsch, and other persons not in the Shareholder Group who are listed in the table who owned shares on that date may have had a right to purchase a pro rata number of those shares.

(5) Includes the 3,697,561 shares of Common Stock held by Nord Resources, of which Mr. Champagne and Mr. Hirsch are directors.

(6) The information presented in this table, and elsewhere in this Proxy Statement, shall not constitute or be deemed an admission by either Mr. Champagne or Mr. Hirsch, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, that he is the beneficial owner of the 3,697,561 shares of Common Stock held of record by Nord Resources Corporation.

     The following table is intended to provide information, as of December 18, 2002, regarding the beneficial ownership of the outstanding Common Stock by the current directors and certain executive officers of the Company. The information presented in the table is based upon information contained in shareholder lists dated December 18, 2002 and presented to the Shareholder Group by Nord Pacific Limited. Except for the information presented in the shareholder lists, the Shareholder Group has no information about the holdings of the current directors and executive officers. In fact, the Shareholder Group has limited information as to the identify, status and compensation of persons who it believes to be executive officers. Except as otherwise indicated, beneficial ownership is held directly, to the knowledge of the Shareholder Group.

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			Percent of
Name and Address of	Amount and Nature of		Class
Beneficial Owner	Beneficial Ownership(1)		(2)	(3)

Mark R. Welch
Director, President, C.E.O.
Nord Pacific Limited
13601 Crested Butte Drive, NE
Albuquerque, NM 87112	12,800	(5,6)
USA	412,800	(3,4,5,6)	*	2.5

Lucile Lansing,
Director, Nord Pacific Limited
1317 Manana Avenue, NE
Albuquerque, NM 87110	0	(5,6)
USA	400,000	(4,5,6)	0	2.4

John B. Roberts
Director, Nord Pacific Limited
17 Wootoona Terrace
St. George, SA, 5064	1,000	(5,6)
AUSTRALIA	401,000	(4,5,6)	*	2.4

Directors and Executive Officers as a group 2727 San Pedro, NE, Suite 116 Albuquerque, NM	13,800	(5,6)
USA 87110 (5,6)	1,213,800	(4,5,6)	*	7.3

*	Owns less than 1% of total outstanding Common Stock

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     Nord Pacific Limited has not filed required reports with the SEC. Information regarding shareholdings is based upon information contained in three shareholder lists dated December 18, 2002 and a NOBO shareholder list dated June 6, 2002 which were presented to the Shareholder Group by Nord Pacific Limited.

(1) A person is deemed to be the owner of securities that can be acquired by that person within 60 days of the date of this table upon exercise of warrants or options. Each beneficial owner’s percentage ownership is determined by assuming that options or warrant that are held by that person and that are exercisable within 60 days of the date of this table have been exercised.

(2) Excludes the 2,300,000 restricted shares issued to directors, officers, employees and consultants on or about April 4, 2002. Nord Resources and Ronald A. Hirsch contend that, under Section 27 of the New Brunswick Business Corporations Act, all shareholders of record as of February 25, 2002, (including Nord Resources Corporation, Mr. Hirsch, Teck Cominco Metals Ltd. and Mineral Resources Development Company) have a preemptive right to purchase a portion of these 2,300,000 shares, as nearly as practicable in such proportions as would, if the preemptive right were exercised, preserve their respective relative unlimited dividend rights and voting rights, at a price or prices not less favorable than those at which these shares were awarded to others.

(3) Includes the 2,300,000 restricted shares issued to directors, officers, employees and consultants on or about April 4, 2002.

(4) Includes the 400,000 restricted shares issued to each director, on or about April 4, 2002.

(5) The Shareholder Group does not know whether the shareholder has any right to acquire any Common Stock within 60 days, from options, warrants, rights, conversion privilege or similar obligations. However, in a Definitive Proxy Statement filed by Nord Pacific Limited with the SEC on or about July 8, 2000, it was reported that: Mr. Welch had the right to purchase 113,200 shares under Nord Pacific Limited’s 1991 Stock Option Plan, 25,600 shares under Nord Pacific Limited’s 1995 Stock Option Plan and 30,000 shares under non-plan options; Mrs. Lansing had the right to purchase 12,000 shares under Nord Pacific Limited’s 1991 Stock Option Plan and 55,200 shares under non-plan options; and Mr. Roberts had the right to purchase 12,000 shares under Nord Pacific Limited’s 1991 Stock Option Plan and 39,200 shares under non-plan options. These rights have not been reflected in the total because the Shareholder Group does not know if they are still exercisable.

(6) If the Shareholder Group's contention that the then current shareholders were entitled to preemptive rights in the 2,300,000 restricted shares authorized on February 25, 2002 and issued on or about April 4, 2002, is correct, persons listed in the table who owned shares on that date may have had a preemptive right to purchase a pro rata number of those shares.

PRELIMINARY PROXY STATEMENT
01/17/03

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Under the Securities Exchange Act of 1934, Directors and Officers and beneficial owners of more than 10% of the voting securities of Nord Pacific are required to report to the SEC all personal transactions involving Nord Pacific’s Common Stock. The Shareholder Group does not have knowledge of the transactions of anyone other than themselves, but based upon a review of Forms 3, 4 and 5 filed by Directors and Officers of Nord Pacific during fiscal year 2002 and posted on the SEC’s EDGAR site, we believe, in light of public statements made by the Company, that at least three forms were not filed at all that should have been filed: one Form 4 for Mr. Welch with respect to the transaction allegedly granting him 400,000 shares of restricted stock, one Form 4 for Mr. Roberts with respect to the transaction allegedly granting him 400,000 shares of restricted stock, and one Form 4 for Ms. Lansing with respect to the transaction allegedly granting her 400,000 shares of restricted stock. We are unable to determine what, if any, other filings should have been made in Nord Pacific by Nord Pacific directors and officers or 10% holders other than Nord Resources. Mr. Champagne and Mr. Hirsch, because they are directors of Nord Resources, may be deemed to be indirect beneficial owners of Nord Resources’ shares in Nord Pacific and therefore required to file under Section 16(a). Upon advice of counsel, they have filed the following late forms: Forms 3 for each of Mr. Champagne and Mr. Hirsch, and Form 5 for Mr. Hirsch reflecting previously unreported sales.

     IF YOU HAVE ANY QUESTIONS CONCERNING THIS PROXY STATEMENT OR NEED HELP VOTING YOUR SHARES, PLEASE CONTACT:

NORD RESOURCES CORPORATION
P.O. BOX 384
DRAGOON, ARIZONA, USA, 85609

EMAIL info@nordresources.com

TELEPHONE (520) 586-2241, FAX (520) 586-7020

PRELIMINARY PROXY STATEMENT
01/17/03

SCHEDULE 1

Common Stock Transactions by Ronald A. Hirsch

Date	Purchase or Sale	Number of Shares

12.11.00	Sale	17,500
12.12.00	Sale	7,500
12.13.00	Sale	10,000
12.14.00	Sale	10,000
12.15.00	Sale	15,000
12.29.00	Sale	35,000

11.23.01	Sale	5,000
11.26.01	Sale	15,000

3.27.02	Sale	15,000
4.25.02	Sale	12,800
5.10.02	Sale	15,000
5.16.02	Sale	5,000
6.05.02	Sale	10,000
7.09.02	Sale	10,000
7.17.02	Sale	10,000
8.19.02	Sale	12,000

PRELIMINARY PROXY STATEMENT
01/17/03

APPENDIX: PRELIMINARY REVOCABLE PROXY CARD

NORD PACIFIC LIMITED

2003 ANNUAL MEETING OF SHAREHOLDERS FEBRUARY 15, 2003

THIS PROXY IS SOLICITED ON BEHALF OF NORD RESOURCES CORPORATION, JOHN F. CHAMPAGNE

AND RONALD A. HIRSCH (TOGETHER, “THE SHAREHOLDER GROUP”).
IT IS NOT SOLICITED ON BEHALF OF THE CURRENT DIRECTORS OF NORD PACIFIC LIMITED.

I appoint John F. Champagne and Ronald A. Hirsch, together or separately, as proxies to vote all shares of common stock which I have power to vote at the 2003 annual meeting of shareholders of Nord Pacific Limited to be held on February 15, 2003 in Albuquerque, New Mexico, and at any postponement(s) or adjournment(s) thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting those shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. This proxy revokes all previous proxies given by me with respect to matters covered by this proxy.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS YOU DIRECT. IF YOU GIVE NO DIRECTION, YOUR PROXY WILL BE VOTED TO ALLOCATE YOUR VOTES AS DETERMINED BY THE SHAREHOLDER GROUP IN ORDER TO ELECT THE GREATEST NUMBER OF SHAREHOLDER NOMINEES (OR ANY REPLACEMENT FOR A NOMINEE UNABLE, OR FOR GOOD CAUSE UNWILLING, TO SERVE). IF VOTES ARE INSUFFICIENT TO ELECT BOTH NOMINEES, PRIORITY WILL BE GIVEN TO ELECTING JOHN F. CHAMPAGNE. IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING, INCLUDING MATTERS NOT KNOWN TO THE SHAREHOLDER GROUP A REASONABLE TIME BEFORE THE SOLICITATION OF PROXIES, YOUR PROXY WILL BE VOTED IN THE BEST JUDGMENT OF THE PROXY HOLDERS.

1.	ELECTION OF DIRECTORS. The Shareholder Group recommends that you check the first box to elect the Shareholder Nominees, John F. Champagne and Ronald A. Hirsch.

☐	Mark this box to authorize and direct the proxy holder to allocate your votes as determined by the Shareholder Group in order to elect the greatest number of the Shareholder Nominees, who are John F. Champagne and Ronald A. Hirsch. If votes are insufficient to elect both nominees, priority will be given to electing John F. Champagne.

Please sign and date this proxy card on the reverse side and mail it promptly, using the enclosed envelope, to Nord Resources Corporation, P.O. Box 384, Dragoon, AZ 85609.

A separate vote will be taken with respect to each nominee, unless a resolution is unanimously passed permitting two or more persons to be elected by a single vote. If the number of nominees exceeds the number of positions to be filled, the nominees who receive the least number of votes will be eliminated until the number of remaining nominees equals the number of positions to be filled. Three positions are to be filled. If you withhold authority to vote for a particular Shareholder Nominee, all of your votes will be allocated to the remaining Shareholder Nominee. If you withhold authority to vote for both Shareholder Nominees, your votes will not be voted.

Instructions. To withhold authority to vote for either John F. Champagne or Ronald A. Hirsch, write his name here:                                .

☐	Mark this box to withhold authority to vote for both John F. Champagne and Ronald A. Hirsch.

2.	OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING, including matters not known to the Shareholder Group a reasonable time before the solicitation of proxies, will be voted at the discretion of the proxy holder.

Signature

Date:

Signature

Date:

Note: please sign exactly as your name(s) appear on this Proxy Card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.